EXHIBIT 99.1

Cardtronics Announces Fourth Quarter and Full-Year 2015 Results

HOUSTON, Feb. 04, 2016 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the “Company”), the world’s largest retail ATM owner/operator, today announced its financial and operational results for the quarter and year ended December 31, 2015.

Key financial statistics in the fourth quarter of 2015 as compared to the fourth quarter of 2014 include:

  Total revenues of $303.3 million, up 7% from $283.9 million (9% on a constant-currency basis).
  ATM operating revenues of $291.7 million, up 12% from $260.8 million (14% on a constant-currency basis).
  Gross margin of 35.5%, up from 33.0% in 2014.
  Adjusted Net Income per diluted share of $0.71, up 11% from $0.64.
  Adjusted EBITDA of $73.2 million, up 12% from $65.6 million.
  GAAP Net Income of $14.8 million, or $0.33 per diluted share, compared to GAAP Net Income of $5.5 million, or $0.12 per diluted share.
  Cash flows from operating activities of $109.4 million, up 40% from $78.3 million.

“We had a strong 2015 – our fifth consecutive year featuring double-digit revenue and adjusted earnings growth. We also continued to diversify our revenues and profits, expanded our global footprint, added many new customers across our markets, and made some important investments in product and strategy, positioning us favorably for growth in the future,” commented Steve Rathgaber, Cardtronics’ chief executive officer.

RECENT HIGHLIGHTS

  Reached an agreement with Aldi, the U.K.’s sixth largest supermarket chain, to deploy 450 ATMs across the majority of their U.K. stores in 2016.
  Reached agreements with 18 new financial institutions to join our Allpoint surcharge-free network, enabling almost 700,000 new cardholders with surcharge-free access to many of our conveniently located ATMs at major merchants across the U.S.
  Expanded our branding and managed services relationships with CIBC in Canada, with Key Bank in several western U.S. states, and with Santander in Puerto Rico.
  Executed an ATM placement agreement with Poland-based Statoil, a division of Couche-Tard.

2015 MILESTONES

  Total annual revenues were $1.2 billion in 2015 representing a 14% increase over 2014 and the fifth consecutive year with double-digit revenue and Adjusted Net Income per share growth.
  The Company handled over 759 million cash withdrawal transactions and dispensed almost $100 billion in cash in 2015.

Refer to the “Disclosure of Non-GAAP Financial Information” contained later in this press release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Revenue on a constant-currency basis. For additional financial information, including reconciliations to the most comparable financial measure recognized under accounting principles generally accepted in the United States of America (“GAAP”), refer to the supplemental schedules of selected financial information at the end of this press release.

FOURTH QUARTER RESULTS

Consolidated revenues totaled $303.3 million for the fourth quarter of 2015, representing a 7% increase from $283.9 million generated in the fourth quarter of 2014. ATM operating revenues were up 12% from the fourth quarter of 2014. Adjusting for unfavorable movements in currency exchange rates, ATM operating revenues were up approximately 14% from the fourth quarter of 2014, driven by nearly equal components of organic and acquisition-related revenue contributions.

Adjusted EBITDA for the fourth quarter of 2015 totaled $73.2 million, representing a 12% increase over the $65.6 million of Adjusted EBITDA during the fourth quarter of 2014. Adjusted Net Income totaled $32.2 million ($0.71 per diluted share) for the fourth quarter of 2015, compared to $29.0 million ($0.64 per diluted share) during the fourth quarter in 2014. The increases in Adjusted EBITDA and Adjusted Net Income were primarily driven by the Company’s revenue growth and margin expansion. Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the fourth quarter of 2015 totaled $14.8 million, compared to GAAP Net Income of $5.5 million during the fourth quarter in 2014. The increase in GAAP Net Income for the fourth quarter of 2015 was the result of the revenue growth and margin expansion and a lower effective tax rate in the quarter.

FULL - YEAR RESULTS

Consolidated revenues totaled $1.2 billion for the year ended December 31, 2015, representing a 14% increase from the $1.05 billion in consolidated revenues generated during 2014. ATM operating revenues were up 13% from 2014. Adjusting for unfavorable movements in currency exchange rates, ATM operating revenues were up approximately 16% for the year ended December 31, 2015, driven by a combination of organic and acquisition-related growth.

Adjusted EBITDA for the year ended December 31, 2015 totaled $296.4 million, representing a 17% increase over the $253.9 million of Adjusted EBITDA during 2014. Adjusted Net Income totaled $130.8 million ($2.88 per diluted share) for the year ended December 31, 2015, compared to $108.0 million ($2.41 per diluted share) during the same period in 2014. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors discussed above, including the Company’s year-over-year revenue growth and margin improvement.

GAAP Net Income for the year ended December 31, 2015 totaled $67.1 million, compared to GAAP Net Income of $37.1 million during the same period in 2014. The increase in GAAP Net Income for the year ended December 31, 2015 was primarily due to the same factors impacting Adjusted EBITDA and also the net gain recognized on the sale of our non-core retail cash-in-transit operation in the U.K., offset by acquisition and divestiture-related costs incurred during the period.

2016 GUIDANCE

Below is the Company’s financial guidance for the year ending December 31, 2016:

  Revenues of $1.24 billion to $1.27 billion;
  Gross Profit Margin of 35.0% to 35.5%;
  Adjusted EBITDA of $315 million to $325 million;
  Depreciation and accretion expense of $94 million to $96 million, net of noncontrolling interests;
  Cash interest expense of $18 million to $19 million, net of noncontrolling interests;
  Adjusted Net Income per diluted share of $3.00 to $3.13, based on approximately 45.8 million weighted average diluted shares outstanding; and
  Capital expenditures of $150 million to $160 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of £1.00 U.K. to $1.45 U.S., $17.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.70 U.S., and €1.00 Euros to $1.05 U.S.

LIQUIDITY

The Company had $284.2 million in available borrowing capacity under its $375.0 million revolving credit facility and $26.3 million in cash on hand as of December 31, 2015. The Company’s outstanding indebtedness as of December 31, 2015 consisted of $250.0 million in senior notes due 2022, $287.5 million convertible senior notes due 2020 (of which $234.6 million is currently recorded as long-term debt on the balance sheet, which is being accreted up to the principal balance of $287.5 million over the term of the notes), and $90.8 million in borrowings under its revolving credit facility due 2019.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Revenue on a constant-currency basis are non-GAAP financial measures provided as a complement to results prepared in accordance with U.S. GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of unusual, nonrecurring, or non-cash items enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes stock-based compensation expense, acquisition and divestiture-related expenses, certain other non-operating and nonrecurring expenses, gains or losses on disposal of assets, the Company’s obligations for the payment of income taxes, interest expense and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted EBITDA % is calculated by taking Adjusted EBITDA over U.S. GAAP total revenues. Adjusted Net Income represents net income computed in accordance with U.S. GAAP, before amortization of intangible assets, gains or losses on disposal of assets, stock-based compensation expense, certain other expense (income) amounts, nonrecurring expenses, and acquisition and divestiture-related expenses, and uses an estimated long-term cash tax rate of 32.0% for the three and twelve months ended December 31, 2015 and 2014, with certain adjustments for noncontrolling interests. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company’s long-term debt. Management calculates Revenue on a constant-currency basis by using the average foreign exchange rates applicable in the corresponding period of the previous year and applying these rates to foreign-denominated revenue of the current period. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with U.S. GAAP is referred to as the foreign exchange impact on revenue. Management uses Revenue on a constant-currency basis to eliminate the effect foreign currency has on comparability between periods.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with U.S. GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable U.S. GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, February 4, 2016, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the fourth quarter and year ended December 31, 2015. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the “Cardtronics Fourth Quarter Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, February 18, 2016, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 25530442 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through February 29, 2016.

ABOUT CARDTRONICS (NASDAQ:CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics provides services to approximately 190,000 retail ATMs in North America and Europe. Whether Cardtronics is driving foot traffic for North America and Europe’s top retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “project,” “believe,” “estimate,” “expect,” “future,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar references to future periods. Forward-looking statements give the Company’s current expectations, beliefs, assumptions or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company’s business, financial and operational results, future economic performance, statements of management’s goals and objectives, and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company’s financial outlook and the financial outlook of the ATM industry and the continued usage of cash by consumers at rates near historical patterns;
  the Company’s ability to respond to recent and future network and regulatory changes, including forthcoming requirements surrounding Europay, MasterCard, and Visa (“EMV”) security standards;
  the Company’s ability to renew its existing customer relationships on comparable economic terms and add new customers;
  the Company’s ability to pursue and successfully integrate acquisitions;
  changes in interest rates and foreign currency rates;
  the Company’s ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company’s ability to manage concentration risks with key customers, vendors and service providers;
  the Company’s ability to prevent thefts of cash;
  the Company’s ability to manage cybersecurity risks and prevent data breaches;
  the Company’s ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company’s ability to provide new ATM solutions to retailers and financial institutions including placing additional banks’ brands on ATMs currently deployed;
  the Company’s ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;
  the Company’s ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company’s ability to successfully implement and evolve its corporate strategy;
  the Company’s ability to compete successfully with new and existing competitors;
  the Company’s ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its U.K. armored transport business; and
  the Company’s ability to retain its key employees and maintain good relations with its employees.

Additional information regarding known material factors that could cause the Company’s actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2015 and 2014
(In thousands, excluding share and per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
ATM operating revenues	$291,726	$260,795	$1,134,021	$1,007,765
ATM product sales and other revenues	11,578	23,078	66,280	47,056
Total revenues	303,304	283,873	1,200,301	1,054,821
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of
intangible assets shown separately below.)	183,742	168,905	720,925	659,350
Cost of ATM product sales and other revenues	11,819	21,262	62,012	44,698
Total cost of revenues	195,561	190,167	782,937	704,048
Gross profit	107,743	93,706	417,364	350,773
Operating expenses:
Selling, general, and administrative expenses	39,664	33,334	140,501	113,470
Acquisition and divestiture-related expenses	5,929	5,022	27,127	18,050
Depreciation and accretion expense	20,888	18,730	85,030	75,622
Amortization of intangible assets	9,758	11,121	38,799	35,768
(Gain) loss on disposal of assets	(1,585)	1,562	(14,010)	3,224
Total operating expenses	74,654	69,769	277,447	246,134
Income from operations	33,089	23,937	139,917	104,639
Other expense:
Interest expense, net	4,955	4,609	19,451	20,776
Amortization of deferred financing costs and note discount	2,908	2,694	11,363	13,036
Redemption costs for early extinguishment of debt	—	—	—	9,075
Other expense (income)	898	1,949	3,780	(1,616)
Total other expense	8,761	9,252	34,594	41,271
Income before income taxes	24,328	14,685	105,323	63,368
Income tax expense	9,505	9,989	39,342	28,174
Net income	14,823	4,696	65,981	35,194
Net loss attributable to noncontrolling interests	(18)	(826)	(1,099)	(1,946)
Net income attributable to controlling interests and available to common stockholders	$14,841	$5,522	$67,080	$37,140

Net income per common share – basic	$0.33	$0.12	$1.50	$0.83
Net income per common share – diluted	$0.33	$0.12	$1.48	$0.82

Weighted average shares outstanding – basic	44,876,922	44,440,227	44,796,701	44,338,408
Weighted average shares outstanding – diluted	45,496,524	45,025,059	45,368,687	44,867,304

Condensed Consolidated Balance Sheets
As of December 31, 2015 and December 31, 2014
(In thousands)

	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,297	$31,875
Accounts and notes receivable, net	72,009	80,321
Inventory, net	10,675	5,971
Restricted cash	31,565	20,427
Current portion of deferred tax asset, net	16,300	24,303
Prepaid expenses, deferred costs, and other current assets	56,678	34,508
Total current assets	213,524	197,405
Property and equipment, net	375,488	335,795
Intangible assets, net	157,848	177,540
Goodwill	548,936	511,963
Deferred tax asset, net	11,950	10,487
Prepaid expenses, deferred costs, and other noncurrent assets	19,257	22,600
Total assets	$1,327,003	$1,255,790

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$35
Current portion of other long-term liabilities	32,732	34,937
Accounts payable and other accrued and current liabilities	244,908	215,950
Total current liabilities	277,640	250,922
Long-term liabilities:
Long-term debt	575,399	612,662
Asset retirement obligations	51,685	52,039
Deferred tax liability, net	21,829	15,916
Other long-term liabilities	30,657	37,716
Total liabilities	957,210	969,255
Stockholders' equity	369,793	286,535
Total liabilities and stockholders’ equity	$1,327,003	$1,255,790

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
North America	$215,450	$203,386	$838,966	$773,945
Europe	90,699	82,149	370,967	287,266
Eliminations	(2,845)	(1,662)	(9,632)	(6,390)
Total revenues	$303,304	$283,873	$1,200,301	$1,054,821

Breakout of ATM operating revenues:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Surcharge revenues	$116,082	$114,755	$464,376	$456,146
Interchange revenues	109,868	88,400	422,831	341,769
Bank-branding and surcharge-free network revenues	45,012	42,196	174,047	156,673
Managed services revenues	8,739	7,768	34,599	24,595
Other revenues	12,025	7,676	38,168	28,582
Total ATM operating revenues	$291,726	$260,795	$1,134,021	$1,007,765

Total cost of revenues by segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
North America	$137,409	$133,627	$535,777	$506,278
Europe	60,997	58,202	256,792	204,160
Eliminations	(2,845)	(1,662)	(9,632)	(6,390)
Total cost of revenues	$195,561	$190,167	$782,937	$704,048

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization of intangible assets):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Merchant commissions	$87,177	$78,545	$343,539	$316,543
Vault cash rental	17,442	16,771	69,064	62,805
Other costs of cash	17,366	19,510	71,687	83,438
Repairs and maintenance	16,651	18,113	68,903	63,253
Communications	8,015	7,079	30,992	25,998
Transaction processing	3,713	3,856	15,349	14,560
Stock-based compensation	326	369	1,218	1,273
Other expenses	33,052	24,662	120,173	91,480
Total cost of ATM operating revenues	$183,742	$168,905	$720,925	$659,350

Breakout of selling, general, and administrative expenses:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Employee costs	$18,883	$18,138	$71,883	$62,399
Stock-based compensation	4,748	4,648	18,236	15,229
Professional fees	6,768	2,178	17,974	7,312
Other expenses	9,265	8,370	32,408	28,530
Total selling, general, and administrative expenses	$39,664	$33,334	$140,501	$113,470

Depreciation and accretion expense by segment:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
North America	$12,589	$12,341	$51,119	$48,115
Europe	8,299	6,389	33,911	27,507
Total depreciation and accretion expense	$20,888	$18,730	$85,030	$75,622

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	December 31, 2015	December 31, 2014
	(In thousands)
Revolving credit facility	$90,835	$137,292
5.125% Senior notes	250,000	250,000
1.00% Convertible senior notes (1)	234,564	225,370
Total long-term debt	$575,399	$612,662

______________________
(1) The total principal amount outstanding for these convertible instruments is $287.5 million, but in accordance with U.S. GAAP the estimated fair value of the conversion feature at issuance was recorded as additional paid-in capital within equity. The convertible senior notes are being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2014	44,562,122
Shares repurchased	(138,037)
Shares issued – stock options exercised	105,466
Shares vested – restricted stock units	427,569
Shares forfeited – restricted stock awards	(3,500)
Total shares outstanding as of December 31, 2015	44,953,620

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Cash provided by operating activities	$109,442	$78,292	$256,553	$188,553
Cash used in investing activities	(38,473)	(263,000)	(209,562)	(336,881)
Cash (used in) provided by financing activities	(61,818)	80,817	(48,520)	99,248
Effect of exchange rate changes on cash	(1,337)	(5,095)	(4,049)	(5,984)
Net increase (decrease) in cash and cash equivalents	7,814	(108,986)	(5,578)	(55,064)
Cash and cash equivalents as of beginning of period	18,483	140,861	31,875	86,939
Cash and cash equivalents as of end of period	$26,297	$31,875	$26,297	$31,875

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For Three and Twelve Months Ended December 31, 2015 and 2014
(Unaudited)

The following table excludes the effect of acquisitions for the three and twelve months ended December 31, 2015 for comparative purposes:

EXCLUDING ACQUISITIONS:	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Average number of transacting ATMs:
United States: Company-owned	38,821	37,989	32,729	32,330
United Kingdom	13,805	12,610	13,368	12,098
Mexico	1,417	2,107	1,524	2,153
Canada	1,875	1,623	1,781	1,650
Germany and Poland	1,088	898	1,012	878
Subtotal	57,006	55,227	50,414	49,109
United States: Merchant-owned (1)	18,757	23,500	18,095	22,590
Average number of transacting ATMs – ATM operations	75,763	78,727	68,509	71,699

Managed Services and Processing
United States: Managed services – Turnkey	2,202	2,172	2,189	2,149
United States: Managed services – Processing Plus and Processing operations, net	30,391	29,044	18,493	17,057
Canada: Managed services	1,318	898	1,089	535
Average number of transacting ATMs – Managed services and processing	33,911	32,114	21,771	19,741

Total average number of transacting ATMs	109,674	110,841	90,280	91,440

Total transactions (in thousands):
ATM operations	274,823	273,381	1,046,506	1,040,241
Managed services and processing, net	34,484	31,267	101,295	87,338
Total transactions	309,307	304,648	1,147,801	1,127,579

Cash withdrawal transactions (in thousands):
ATM operations	164,669	163,792	631,450	617,419

Per ATM per month amounts (excludes managed services and processing):
Cash withdrawal transactions	724	694	768	718

ATM operating revenues	$1,133	$1,064	$1,190	$1,136
Cost of ATM operating revenues (2)	725	689	763	743
ATM operating gross profit (2) (3)	$408	$375	$427	$393

ATM operating gross profit margin (2) (3)	36.0%	35.2%	35.9%	34.6%

___________________

(1) Certain ATMs previously reported in this category are now included in the United States: Managed services - Processing Plus and Processing operations, net category below.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company’s Consolidated Statements of Operations.
(3) Revenues and expenses relating to managed services, processing, and ATM equipment sales and other ATM-related services are not included in these calculations.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For Three and Twelve Months Ended December 31, 2015 and 2014
(Unaudited)

INCLUDING ACQUISITIONS:	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Average number of transacting ATMs:
United States: Company-owned	38,821	37,989	38,440	32,330
United Kingdom	15,737	12,610	14,991	12,098
Mexico	1,417	2,107	1,524	2,153
Canada	1,875	1,623	1,781	1,650
Germany and Poland	1,088	898	1,012	878
Subtotal	58,938	55,227	57,748	49,109
United States: Merchant-owned (1)	18,757	23,500	19,905	22,590
Average number of transacting ATMs – ATM operations	77,695	78,727	77,653	71,699

Managed Services and Processing
United States: Managed services – Turnkey	2,202	2,172	2,189	2,149
United States: Managed services – Processing Plus and Processing operations, net (2)	109,018	29,044	69,583	17,057
Canada: Managed services	1,318	898	1,089	535
Average number of transacting ATMs – Managed services and processing	112,538	32,114	72,861	19,741

Total average number of transacting ATMs	190,233	110,841	150,514	91,440

Total transactions (in thousands):
ATM operations	324,705	273,381	1,251,626	1,040,241
Managed services and processing, net (2)	164,567	31,267	404,268	87,338
Total transactions	489,272	304,648	1,655,894	1,127,579

Cash withdrawal transactions (in thousands):
ATM operations	195,335	163,792	759,408	617,419

Per ATM per month amounts (excludes managed services and processing):
Cash withdrawal transactions	838	694	815	718

ATM operating revenues	$1,183	$1,064	$1,161	$1,136
Cost of ATM operating revenues (3)	752	689	742	743
ATM operating gross profit (3) (4)	$431	$375	$419	$393

ATM operating gross profit margin (3) (4)	36.4%	35.2%	36.1%	34.6%

__________________

(1) Certain ATMs previously reported in this category are now included in the United States: Managed services - Processing Plus and Processing operations, net category below.
(2) The notable increase in the United States: Managed services - Processing Plus and Processing operations, net category is mostly attributable to the July 1, 2015 acquisition of CDS and the incremental number of transacting ATMs for which CDS provides processing services.
(3) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company’s Consolidated Statements of Operations.
(4) Revenues and expenses relating to managed services, processing, and ATM equipment sales and other ATM-related services are not included in this calculation.

Key Operating Metrics – Ending Machine Count
As of December 31, 2015 and 2014
(Unaudited)

	As of December 31,
	2015	2014
Ending number of transacting ATMs:
United States: Company-owned	38,893	37,931
United Kingdom	15,735	12,911
Mexico	1,406	2,034
Canada	1,850	1,597
Germany and Poland	1,121	918
Total Company-owned	59,005	55,391
United States: Merchant-owned	18,164	22,826
Ending number of transacting ATMs: ATM operations	77,169	78,217

United States: Managed services – Turnkey	2,196	2,170
United States: Managed services – Processing Plus and Processing operations, net	109,021	28,924
Canada: Managed services	1,405	895
Ending number of transacting ATMs: Managed services and processing, net	112,622	31,989

Total ending number of transacting ATMs	189,791	110,206

Reconciliation of Net Income Attributable to Controlling Interest to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Twelve Months Ended December 31, 2015 and 2014
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income attributable to controlling interests and available to common stockholders	$14,841	$5,522	$67,080	$37,140
Adjustments:
Interest expense, net	4,955	4,609	19,451	20,776
Amortization of deferred financing costs and note discount	2,908	2,694	11,363	13,036
Redemption costs for early extinguishment of debt	—	—	—	9,075
Income tax expense	9,505	9,989	39,342	28,174
Depreciation and accretion expense	20,888	18,730	85,030	75,622
Amortization of intangible assets	9,758	11,121	38,799	35,768
EBITDA	$62,855	$52,665	$261,065	$219,591

Add back:
(Gain) loss on disposal of assets	(1,585)	1,562	(14,010)	3,224
Other expense (income)	898	1,949	3,780	(1,616)
Noncontrolling interests (1)	42	(553)	(996)	(1,745)
Stock-based compensation expense (2)	5,062	4,991	19,421	16,432
Acquisition and divestiture-related expenses (3)	5,929	5,022	27,127	18,050
Adjusted EBITDA	$73,201	$65,636	$296,387	$253,936
Less:
Interest expense, net (2)	4,954	4,607	19,447	20,745
Depreciation and accretion expense (2)	20,840	18,445	84,608	74,314
Adjusted pre-tax income	$47,407	$42,584	$192,332	$158,877
Income tax expense (4)	15,170	13,627	61,546	50,840
Adjusted Net Income	$32,237	$28,957	$130,786	$108,037

Adjusted Net Income per share	$0.72	$0.65	$2.92	$2.44
Adjusted Net Income per diluted share	$0.71	$0.64	$2.88	$2.41

Weighted average shares outstanding - basic	44,876,922	44,440,227	44,796,701	44,338,408
Weighted average shares outstanding - diluted	45,496,524	45,025,059	45,368,687	44,867,304

_______________________

(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of its Mexico subsidiary. In December 2015, the Company increased its ownership interest in its Mexico subsidiary from 51.0% to 95.7%.
(2) Amounts exclude a portion of the expenses incurred by the Company’s Mexico subsidiary to account for the amounts allocable to the noncontrolling interest stockholders. In December 2015, the Company increased its ownership interest in its Mexico subsidiary.
(3) Acquisition and divestiture-related expenses include nonrecurring costs incurred for professional and legal fees and certain transition and integration-related costs, including contract termination and facility exit costs, employee-related severance costs, and related to our recent divestitures, excess operating costs associated with facilities that are in the process of being shut down or transitioned as a result of recent divestitures.
(4) Calculated using the Company’s estimated long-term, cross-jurisdictional effective cash tax rate of 32.0%.

Reconciliation of Free Cash Flow
For the Three and Twelve Months Ended December 31, 2015 and 2014
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Cash provided by operating activities	$109,442	$78,292	$256,553	$188,553
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions and divestitures	(38,473)	(44,833)	(142,349)	(109,909)
Free cash flow	$70,969	$33,459	$114,204	$78,644

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2016
(In millions, excluding share and per share amounts)
(Unaudited)

	Estimated Range Full Year 2016
Net Income	$87.0	$93.0
Adjustments:
Interest expense, net	19.0	18.0
Amortization of deferred financing costs and note discount	11.5	11.5
Income tax expense	40.5	43.5
Depreciation and accretion expense	94.0	96.0
Amortization of intangible assets	45.0	45.0
EBITDA	$297.0	$307.0

Add Back:
Stock-based compensation expense	18.0	18.0
Adjusted EBITDA	$315.0	$325.0
Less:
Interest expense, net	19.0	18.0
Depreciation and accretion expense	94.0	96.0
Income tax expense (2)	64.6	67.5
Adjusted Net Income	$137.4	$143.5

Adjusted Net Income per diluted share	$3.00	$3.13

Weighted average shares outstanding - diluted	45.8	45.8

_______________________

(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s interest of its Mexico subsidiary. In December 2015, the Company increased its ownership interest in its Mexico subsidiary from 51.0% to 95.7%.
(2) Calculated using the Company’s estimated long-term, cross-jurisdictional effective cash tax rate of 32.0%.

Contact Information:

Media Relations	Investor Relations
Nick Pappathopoulos	Phillip Chin
Director – Public Relations	EVP Corporate Development & Investor Relations
832-308-4396	832-308-4975
npappathopoulos@cardtronics.com	ir@cardtronics.com

Cardtronics is a registered trademark of Cardtronics, Inc.
All other trademarks are the property of their respective owners.
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